Exhibit 99.1

1Q 2022

SmartFinancial Announces Results for the First Quarter 2022

Highlights for the First Quarter of 2022

●	Operating earnings[1] of $8.6 million, or $0.51 per diluted common share, for the first quarter of 2022
●	Net organic loan and lease growth of over $136.9 million - 21% annualized quarter-over-quarter increase
●	Non-time deposit growth of over $195.0 million – 23% annualized quarter-over-quarter increase
●	Credit quality remains solid with nonperforming assets to total assets of 0.11%

KNOXVILLE, TN – April 25, 2022 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NASDAQ: SMBK), today announced net income of $8.3 million, or $0.49 per diluted common share, for the first quarter of 2022, compared to net income of $9.8 million, or $0.65 per diluted common share, for the first quarter of 2021, and compared to prior quarter net income of $6.7 million, or $0.40 per diluted common share.  Operating earnings1, which excludes securities gains, merger related and restructuring expenses and non-operating items, totaled $8.6 million, or $0.51 per diluted common share, in the first quarter of 2022, compared to $9.8 million, or $0.65 per diluted common share, in the first quarter of 2021, and compared to $8.7 million, or $0.52 per diluted common share, in the fourth quarter of 2021.

Billy Carroll, President & CEO, stated: “I am extremely pleased with our results for the first quarter.  Both loans and deposits grew at an outstanding pace, as our sales team executed our organic growth strategy.  Our wealth platform, insurance platform and equipment finance group all also had strong performance.  Earnings performance was on target and while keeping an eye on inflationary pressure in our economy, we remain bullish on the company’s 2022 outlook.”

SmartFinancial's Chairman, Miller Welborn, concluded: “2022 has certainly started on a good note for us. Just as we projected and forecasted our plan is on track. The execution at all levels shows our commitment and discipline to be a top performing bank”.

Net Interest Income and Net Interest Margin

Net interest income was $30.1 million for the first quarter of 2022, compared to $29.9 million for the prior quarter.  Average earning assets totaled $4.22 billion, an increase of $139.1 million.  The growth in average earnings assets was primarily driven by an increase in average securities of $276.1 million and average loans and leases of $54.3 million, offset by a decrease in average interest-earning cash of $190.1 million, primarily from the purchase of securities.  Average interest-bearing liabilities increased $121.8 million, related to continued core deposit growth.

The tax equivalent net interest margin was 2.91% for the first quarter of 2022, compared to 2.92% for the prior quarter. The tax equivalent net interest margin was positively impacted by several factors, mainly the continued deployment of excess cash and cash equivalents into loans and securities.  However, the deployment of total cash and cash equivalents was partially offset by a quarter-over-quarter deposit increase of over $169.4 million. Additionally, the yield on interest-earning assets was negatively impacted due to a decrease quarter-over-quarter in loan discount and Payroll Protection Program (“PPP”) fee accretion of $727 thousand.

The yield on interest-bearing liabilities decreased to 0.36% for the first quarter of 2022 compared to 0.39% for the prior quarter. The cost of average interest-bearing deposits was 0.27% for the first quarter of 2022 compared to 0.29% for the prior quarter, a decrease of 2 basis points. The lower cost of average deposits was attributable to the growth of non-time deposits and the continued maturation and repricing of time deposits. The cost of total deposits for the first quarter of 2022 was 0.20% compared to 0.22% in the prior quarter.

The following table presents selected interest rates and yields for the periods indicated:

1 Non-GAAP measures. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

	Three Months Ended
	Mar	Dec	Increase
Selected Interest Rates and Yields	2022	2021	(Decrease)
Yield on loans and leases	4.40%	4.53%	(0.13)%
Yield on earning assets, FTE	3.18%	3.20%	(0.02)%
Cost of interest-bearing deposits	0.27%	0.29%	(0.02)%
Cost of total deposits	0.20%	0.22%	(0.02)%
Cost of interest-bearing liabilities	0.36%	0.39%	(0.03)%
Net interest margin, FTE	2.91%	2.92%	(0.01)%

Provision for Loan and Lease Losses and Credit Quality

At March 31, 2022, the allowance for loan and lease losses was $20.1 million.  The allowance for loan and lease losses to total loans and leases was 0.72% as of March 31, 2022, and December 31, 2021, respectively.  For the Company’s originated loans and leases, the allowance for loan and lease losses to originated loans and leases, less PPP loans, was 0.71% as of March 31, 2022, compared to 0.74% as of December 31, 2021.  The remaining discounts on the acquired loan and lease portfolio totaled $14.9 million, or 3.64% of acquired loans and leases as of March 31, 2022.

The following table presents detailed information related to the provision for loan and lease losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec
Provision for Loan and Lease Losses Rollforward	2022	2021	Change
Beginning balance	$19,352	$19,295	$57
Charge-offs	(488)	(499)	11
Recoveries	208	134	74
Net charge-offs	(280)	(365)	85
Provision	1,006	422	(584)
Ending balance	$20,078	$19,352	$726

Allowance for loan losses to total loans and leases, gross	0.72%	0.72%	-%

The Company is not required to implement the provisions of the Current Expected Credit Losses (“CECL”) accounting standard until January 1, 2023 and is continuing to account for the allowance for loan and lease losses under the incurred loss model.

Nonperforming loans and leases as a percentage of total loans and leases was 0.12% as of March 31, 2022, and December 31, 2021, respectively.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.11% as of March 31, 2022, and December 31, 2021, respectively.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Credit Quality	2022	2021	(Decrease)
Nonaccrual loans and leases	$3,342	$3,124	$218
Loans and leases past due 90 days or more and still accruing	-	64	(64)
Total nonperforming loans and leases	3,342	3,188	154
Other real estate owned	1,612	1,780	(168)
Other repossessed assets	27	90	(63)
Total nonperforming assets	$4,981	$5,058	$(77)

Nonperforming loans and leases to total loans and leases, gross	0.12%	0.12%	-%
Nonperforming assets to total assets	0.11%	0.11%	-%

Noninterest Income

Noninterest income increased $305 thousand to $7.1 million for the first quarter of 2022 compared to $6.8 million for the prior quarter.  During the first quarter of 2022, the primary components of the changes in noninterest income were as follows:

●	Increase in investment services, income led by the new Gulf Coast advisory team’s continued client onboarding;
●	Increase in insurance commissions, driven by seasonality;
●	Decrease in interchange and debit card transaction fees, related to lower volume; and
●	Decrease in other, primarily from the gain on sale of credit card portfolio in prior quarter.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Noninterest Income	2022	2021	(Decrease)
Service charges on deposit accounts	$1,319	$1,372	$(53)
Gain (loss) on sale of securities, net	-	-	-
Mortgage banking income	834	803	31
Investment services	1,070	621	449
Insurance commissions	901	517	384
Interchange and debit card transaction fees	1,284	1,445	(161)
Other	1,703	2,048	(345)
Total noninterest income	$7,111	$6,806	$305

Noninterest Expense

Noninterest expense decreased $2.1 million to $25.7 million for the first quarter of 2022 compared to $27.8 million for the prior quarter. During the first quarter of 2022, the primary components of the changes in noninterest expense were as follows:

●	Increase in other real estate and loan related expenses, primarily attributable to increased activity in loan related production;
●	Increase in advertising and marketing, related to additional advertising and public relations across the Company;
●	Decrease in data processing and technology as a result of continued efficiency efforts;
●	Increase in professional services, related to additional services performed during the quarter; and
●	Decrease in other expense, related to year-end expenses in prior period and continued efficiency efforts.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Noninterest Expense	2022	2021	(Decrease)
Salaries and employee benefits	$15,046	$14,990	$56
Occupancy and equipment	3,059	3,026	33
FDIC insurance	641	567	74
Other real estate and loan related expenses	729	583	146
Advertising and marketing	369	176	193
Data processing and technology	1,586	1,722	(136)
Professional services	1,242	847	395
Amortization of intangibles	637	660	(23)
Merger related and restructuring expenses	439	2,762	(2,323)
Other	1,970	2,490	(520)
Total noninterest expense	$25,718	$27,823	$(2,105)

Income Tax Expense

Income tax expense was $2.2 million for the first quarter of 2022, an increase of $485 thousand, compared to $1.8 million for the prior quarter.

The effective tax rate was 21.38% for the first quarter of 2022 and 20.93% for the prior quarter.

Balance Sheet Trends

Total assets at March 31, 2022 were $4.72 billion compared with $4.61 billion at December 31, 2021.  The increase of $107.0 million is primarily attributable to increases in securities of $270.6 million, loans and leases of $112.6 million, and other assets of $6.3 million, offset by a decrease in cash and cash equivalents of $281.1 million, primarily from the purchase of securities.

Total liabilities increased to $4.30 billion at March 31, 2022 from $4.18 billion at December 31, 2021.  The increase of $116.4 million was primarily from organic deposit growth of $169.4 million, offset by a decrease in borrowings of $50.9 million.

Shareholders' equity at March 31, 2022 totaled $420.0 million, a decrease of $9.4 million, from December 31, 2021.  The decrease in shareholders' equity was primarily from the change in accumulated other comprehensive income (loss) of $17.0 million and dividends paid of $1.2 million, offset by net income of $8.3 million for the three months ended March 31, 2022.  Tangible book value per share1 was $18.64 at March 31, 2022, compared to $19.26 at December 31, 2021.  Tangible common equity1 as a percentage of tangible assets1  was 6.82% at March 31, 2022, compared with 7.18% at December 31, 2021.

1 Non-GAAP measures. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Mar	Dec	Increase
Selected Balance Sheet Information	2022	2021	(Decrease)
Total assets	$4,718,579	$4,611,579	$107,000
Total liabilities	4,298,537	4,182,149	116,388
Total equity	420,042	429,430	(9,388)
Securities	830,015	559,422	270,593
Loans and leases	2,806,026	2,693,397	112,629
Deposits	4,191,353	4,021,938	169,415
Borrowings	36,713	87,585	(50,872)

Conference Call Information

SmartFinancial issued this earnings release for the first quarter of 2022 on Monday, April 25, 2022, and will host a conference call on Tuesday, April 26, 2022, at 10:00 a.m. ET.  To access this interactive teleconference, dial (844) 200-6205 or (646) 904-5544 and entering the access code, 293033.  A replay of the conference call will be available through June 28, 2022, by dialing (866) 813-9403 or (929) 458-6194 and entering the access code, 552729.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and the Florida Panhandle.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll
President & CEO
(865) 868-0613 billy.carroll@smartbank.com

Ron Gorczynski
Executive Vice President, Chief Financial Officer
(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) operating earnings, (ii) operating return on average assets, (iii) operating pre-tax pre-provision return on average assets, (iv) operating return on average shareholders' equity, (v) return on average tangible common equity, (vi) operating return on average tangible common equity, (vii) operating efficiency ratio, (viii) operating noninterest income, (ix) operating pre-tax pre-provision earnings (x) operating noninterest expense, (xi) tangible common equity, (xii) average tangible common equity, (xiii) tangible book value; (xiv) tangible assets; and ratios derived therefrom, in its analysis of the company's performance. Operating earnings excludes the following from net income: securities gains and losses and merger related and restructuring expenses.  Operating return on average assets is the annualized operating earnings (Non-GAAP) divided by average assets.  Operating pre-tax pre-provision return on average assets is the annualized operating pre-tax pre-provision income earnings (Non-GAAP) by average assets. Operating return on average shareholders' equity is the annualized operating earnings (Non-GAAP) divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity (Non-GAAP). Operating return on average tangible common equity is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses.  Operating pre-tax pre-provision earnings is net interest income plus operating noninterest income (Non-GAAP) less operating noninterest expense (Non-GAAP).  Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Tangible common equity (Non-GAAP) and average tangible common equity (Non-GAAP) excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively.  Tangible book value (Non-GAAP) is tangible common equity (Non-GAAP) divided by common shares outstanding.  Tangible assets (Non-GAAP) excludes goodwill and other intangibles from total assets.  Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers.  Management believes these Non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements, including statements regarding the effects of the COVID-19 pandemic and related variants on the Company’s business and financial results and conditions, are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) risks related to the acquisition of Sevier County Bancshares, Inc. (“SCB”); (7) the risk that the anticipated benefits from the acquisition of SCB may not be realized in the time frame anticipated; (8) changes in management’s plans for the future; (9) prevailing, or changes in, economic or political conditions, particularly in our market areas; (10) credit risk associated with our lending activities; (11) changes in interest rates, loan demand, real estate values, or competition; (12) changes in accounting principles, policies, or guidelines; (13) changes in applicable laws, rules, or regulations; (14) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (15) the impact of the COVID-19 pandemic and related variants on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (16) higher inflation and its impacts; (17) the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine; and (18) other general competitive, economic,, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Mar	Dec	Sep	Jun	Mar
	2022	2021	2021	2021	2021
Assets:
Cash and cash equivalents	$763,968	$1,045,077	$1,091,160	$673,515	$556,701
Securities available-for-sale, at fair value	540,483	482,453	339,343	250,817	250,937
Securities held-to-maturity, at amortized cost	289,532	76,969	—	—	—
Other investments	16,499	16,494	14,972	14,584	14,728
Loans held for sale	5,894	5,103	3,418	4,334	7,870
Loans and leases	2,806,026	2,693,397	2,652,663	2,468,318	2,487,129
Less: Allowance for loan and lease losses	(20,078)	(19,352)	(19,295)	(18,310)	(18,370)
Loans and leases, net	2,785,948	2,674,045	2,633,368	2,450,008	2,468,759
Premises and equipment, net	84,793	85,958	85,346	72,314	72,697
Other real estate owned	1,612	1,780	2,415	2,499	3,946
Goodwill and other intangibles, net	105,215	105,852	104,930	90,966	86,350
Bank owned life insurance	80,074	79,619	79,145	72,013	71,586
Other assets	44,561	38,229	29,934	23,306	23,629
Total assets	$4,718,579	$4,611,579	$4,384,031	$3,654,356	$3,557,203
Liabilities:
Deposits:
Noninterest-bearing demand	$1,093,933	$1,055,125	$977,180	$807,560	$777,968
Interest-bearing demand	975,272	899,158	847,007	702,470	683,887
Money market and savings	1,573,101	1,493,007	1,389,393	1,140,029	1,073,941
Time deposits	549,047	574,648	585,692	489,413	512,417
Total deposits	4,191,353	4,021,938	3,799,272	3,139,472	3,048,213
Borrowings	36,713	87,585	88,748	78,834	82,642
Subordinated debt	41,952	41,930	41,909	39,388	39,367
Other liabilities	28,519	30,696	29,382	23,269	22,923
Total liabilities	4,298,537	4,182,149	3,959,311	3,280,963	3,193,145
Shareholders' Equity:
Common stock	16,893	16,803	16,801	15,110	15,105
Additional paid-in capital	293,376	292,937	292,760	252,039	251,836
Retained earnings	125,329	118,247	112,600	103,906	96,034
Accumulated other comprehensive income (loss)	(15,556)	1,443	2,559	2,338	1,083
Total shareholders' equity	420,042	429,430	424,720	373,393	364,058
Total liabilities & shareholders' equity	$4,718,579	$4,611,579	$4,384,031	$3,654,356	$3,557,203

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2022	2021	2021	2021	2021
Interest income:
Loans and leases, including fees	$29,643	$30,567	$31,674	$28,323	$28,018
Investment securities:
Taxable	2,418	1,341	832	916	724
Tax-exempt	368	322	331	304	259
Federal funds sold and other earning assets	486	547	474	309	291
Total interest income	32,915	32,777	33,311	29,852	29,292
Interest expense:
Deposits	2,014	2,116	2,153	2,248	2,331
Borrowings	157	180	121	123	117
Subordinated debt	626	626	655	584	584
Total interest expense	2,797	2,922	2,929	2,955	3,032
Net interest income	30,118	29,855	30,382	26,897	26,260
Provision for loan and lease losses	1,006	422	1,149	(5)	67
Net interest income after provision for loan and lease losses	29,112	29,433	29,233	26,902	26,193
Noninterest income:
Service charges on deposit accounts	1,319	1,372	1,220	1,048	1,009
Gain (loss) on sale of securities, net	—	—	45	—	—
Mortgage banking	834	803	994	1,105	1,139
Investment services	1,070	621	448	567	531
Insurance commissions	901	517	745	557	1,466
Interchange and debit card transaction fees	1,284	1,445	1,078	922	839
Other	1,703	2,048	1,779	944	707
Total noninterest income	7,111	6,806	6,309	5,143	5,691
Noninterest expense:
Salaries and employee benefits	15,046	14,990	13,594	12,203	10,869
Occupancy and equipment	3,059	3,026	2,536	2,294	2,341
FDIC insurance	641	567	525	371	371
Other real estate and loan related expense	729	583	407	506	602
Advertising and marketing	369	176	235	230	190
Data processing and technology	1,586	1,722	1,753	1,509	1,379
Professional services	1,242	847	810	849	641
Amortization of intangibles	637	660	711	441	444
Merger related and restructuring expenses	439	2,762	464	372	103
Other	1,970	2,490	2,274	2,022	2,524
Total noninterest expense	25,718	27,823	23,309	20,797	19,464
Income before income taxes	10,505	8,416	12,233	11,248	12,420
Income tax expense	2,246	1,761	2,633	2,470	2,664
Net income	$8,259	$6,655	$9,600	$8,778	$9,756
Earnings per common share:
Basic	$0.49	$0.40	$0.62	$0.59	$0.65
Diluted	$0.49	$0.40	$0.61	$0.58	$0.65
Weighted average common shares outstanding:
Basic	16,718,371	16,699,010	15,557,528	15,003,657	15,011,573
Diluted	16,858,288	16,846,315	15,691,126	15,126,184	15,111,947

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans and leases, including fees[2]	$2,724,206	$29,570	4.40%	$2,669,943	$30,510	4.53%	$2,428,499	$27,943	4.67%
Loans held for sale	3,890	73	7.62%	5,116	57	4.44%	7,913	75	3.82%
Taxable securities	612,980	2,418	1.60%	339,371	1,341	1.58%	136,492	724	2.15%
Tax-exempt securities	105,516	533	2.05%	102,989	479	1.85%	90,849	409	1.82%
Federal funds sold and other earning assets	775,834	486	0.25%	965,899	547	0.22%	417,144	291	0.28%
Total interest-earning assets	4,222,426	33,080	3.18%	4,083,318	32,934	3.20%	3,080,897	29,442	3.88%
Noninterest-earning assets	381,807			383,783			275,272
Total assets	$4,604,233			$4,467,101			$3,356,169

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$921,835	446	0.20%	$853,763	403	0.18%	$641,214	256	0.16%
Money market and savings deposits	1,523,188	859	0.23%	1,428,472	920	0.26%	983,893	821	0.34%
Time deposits	561,207	709	0.51%	583,165	793	0.54%	526,062	1,254	0.97%
Total interest-bearing deposits	3,006,230	2,014	0.27%	2,865,400	2,116	0.29%	2,151,169	2,331	0.44%
Borrowings	69,769	157	0.91%	88,828	180	0.80%	81,837	117	0.58%
Subordinated debt	41,938	626	6.05%	41,917	625	5.93%	39,354	584	6.01%
Total interest-bearing liabilities	3,117,937	2,797	0.36%	2,996,145	2,921	0.39%	2,272,360	3,032	0.54%
Noninterest-bearing deposits	1,028,298			1,016,438			700,962
Other liabilities	30,053			27,710			21,928
Total liabilities	4,176,288			4,040,293			2,995,250
Shareholders' equity	427,945			426,808			360,919
Total liabilities and shareholders' equity	$4,604,233			$4,467,101			$3,356,169

Net interest income, taxable equivalent		$30,283			$30,013			$26,410
Interest rate spread			2.82%			2.81%			3.33%
Tax equivalent net interest margin			2.91%			2.92%			3.48%

Percentage of average interest-earning assets to average interest-bearing liabilities			135.42%			136.29%			135.58%
Percentage of average equity to average assets			9.29%			9.55%			10.75%

1 Taxable equivalent

2 Includes average balance of $53,966, $80,501 and $312,582 in PPP loans for the quarters ended March 31, 2022, December 31, 2021, and March 31, 2021, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2022	2021	2021	2021	2021
Composition of Loans and Leases:
Commercial real estate:
owner occupied	$612,675	$590,064	$560,671	$492,750	$477,293
non-owner occupied	863,181	794,092	752,576	669,741	593,348
Commercial real estate, total	1,475,856	1,384,156	1,313,247	1,162,491	1,070,641
Commercial & industrial	461,153	488,024	469,739	496,114	686,010
Construction & land development	314,654	278,386	326,374	300,704	285,973
Consumer real estate	483,229	477,272	478,161	444,640	432,486
Leases	59,892	53,708	53,396	53,038	—
Consumer and other	11,242	11,851	11,746	11,331	12,019
Total loans and leases	$2,806,026	$2,693,397	$2,652,663	$2,468,318	$2,487,129

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$3,342	$3,188	$3,567	$3,758	$6,234
Other real estate owned	1,612	1,780	2,415	2,499	3,946
Other repossessed assets	27	90	77	199	—
Total nonperforming assets	$4,981	$5,058	$6,059	$6,456	$10,180
Restructured loans and leases not included in nonperforming loans and leases	$625	$206	$212	$219	$250
Net charge-offs to average loans and leases (annualized)	0.04%	0.05%	0.03%	0.01%	0.01%
Allowance for loan and leases losses to loans and leases	0.72%	0.72%	0.73%	0.74%	0.74%
Nonperforming loans and leases to total loans and leases, gross	0.12%	0.12%	0.13%	0.15%	0.25%
Nonperforming assets to total assets	0.11%	0.11%	0.14%	0.18%	0.29%
Acquired loan and lease fair value discount balance	$14,913	$15,483	$13,001	$12,982	$12,951
Accretion income on acquired loans and leases	389	457	1,760	761	1,636
PPP net fees deferred balance	1,112	2,038	3,783	6,651	7,351
PPP net fees recognized	1,066	1,725	2,873	2,132	2,398

Capital Ratios:
Equity to Assets	8.90%	9.31%	9.69%	10.22%	10.23%
Tangible common equity to tangible assets (Non-GAAP)[1]	6.82%	7.18%	7.47%	7.93%	8.00%

SmartFinancial, Inc.[2]
Tier 1 leverage	7.41%	7.45%	8.36%	8.10%	8.55%
Common equity Tier 1	10.30%	10.56%	10.85%	10.63%	11.29%
Tier 1 capital	10.30%	10.56%	10.85%	10.63%	11.29%
Total capital	12.22%	12.55%	12.92%	12.80%	13.62%

SmartBank	Estimated[3]
Tier 1 leverage	8.24%	8.23%	9.20%	8.75%	9.33%
Common equity Tier 1	11.46%	11.66%	11.94%	11.50%	12.31%
Tier 1 capital	11.46%	11.66%	11.94%	11.50%	12.31%
Total capital	12.08%	12.29%	12.59%	12.19%	13.05%

1Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

2All periods presented are estimated.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2022	2021	2021	2021	2021
Selected Performance Ratios (Annualized):
Return on average assets	0.73%	0.59%	0.97%	0.98%	1.18%
Return on average shareholders' equity	7.83%	6.19%	9.70%	9.53%	10.96%
Return on average tangible common equity¹	10.39%	8.18%	12.84%	12.54%	14.41%
Noninterest income / average assets	0.63%	0.60%	0.64%	0.58%	0.69%
Noninterest expense / average assets	2.27%	2.47%	2.35%	2.33%	2.35%
Efficiency ratio	69.08%	75.89%	63.53%	64.91%	60.92%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.76%	0.77%	1.00%	1.01%	1.19%
Operating PTPP return on average assets[1]	1.05%	1.03%	1.39%	1.30%	1.52%
Operating return on average shareholders' equity[1]	8.14%	8.09%	10.01%	9.83%	11.05%
Operating return on average tangible common equity[1]	10.80%	10.70%	13.26%	12.93%	14.53%
Operating efficiency ratio[1]	67.60%	68.07%	62.10%	63.46%	60.31%
Operating noninterest income / average assets[1]	0.63%	0.60%	0.63%	0.58%	0.69%
Operating noninterest expense / average assets[1]	2.23%	2.23%	2.30%	2.29%	2.34%

Selected Interest Rates and Yields:
Yield on loans and leases	4.40%	4.53%	4.95%	4.52%	4.67%
Yield on earning assets, FTE	3.18%	3.20%	3.67%	3.65%	3.88%
Cost of interest-bearing deposits	0.27%	0.29%	0.34%	0.39%	0.44%
Cost of total deposits	0.20%	0.22%	0.25%	0.29%	0.33%
Cost of interest-bearing liabilities	0.36%	0.39%	0.44%	0.49%	0.54%
Net interest margin, FTE	2.91%	2.92%	3.35%	3.29%	3.48%

Per Common Share:
Net income, basic	$0.49	$0.40	$0.62	$0.59	$0.65
Net income, diluted	0.49	0.40	0.61	0.58	0.65
Operating earnings, basic¹	0.51	0.52	0.64	0.60	0.65
Operating earnings, diluted¹	0.51	0.52	0.63	0.60	0.65
Book value	24.86	25.56	25.28	24.71	24.10
Tangible book value¹	18.64	19.26	19.03	18.69	18.39
Common shares outstanding	16,893,282	16,802,990	16,801,447	15,109,736	15,104,536

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2022	2021	2021	2021	2021
Operating Earnings:
Net income (GAAP)	$8,259	$6,655	$9,600	$8,778	$9,756
Noninterest income:
Securities gains (losses), net	—	—	(45)	—	—
Noninterest expenses:
Merger related and restructuring expenses	439	2,762	464	372	103
Income taxes:
Income tax effect of adjustments	(113)	(713)	(108)	(96)	(27)
Operating earnings (Non-GAAP)	$8,585	$8,704	$9,911	$9,054	$9,832
Operating earnings per common share (Non-GAAP):
Basic	$0.51	$0.52	$0.64	$0.60	$0.65
Diluted	0.51	0.52	0.63	0.60	0.65

Operating Noninterest Income:
Noninterest income (GAAP)	$7,111	$6,806	$6,309	$5,143	$5,691
Securities gains (losses), net	—	—	(45)	—	—
Operating noninterest income (Non-GAAP)	$7,111	$6,806	$6,264	$5,143	$5,691
Operating noninterest income (Non-GAAP)/average assets[1]	0.63%	0.60%	0.63%	0.58%	0.69%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$25,718	$27,823	$23,309	$20,797	$19,464
Merger related and restructuring expenses	(439)	(2,762)	(464)	(372)	(103)
Operating noninterest expense (Non-GAAP)	$25,279	$25,061	$22,845	$20,425	$19,361
Operating noninterest expense (Non-GAAP)/average assets[2]	2.23%	2.23%	2.30%	2.29%	2.34%

Operating Pre-tax Pre-provision ("PTPP") Earnings:
Net interest income (GAAP)	$30,118	$29,855	$30,382	$26,897	$26,260
Operating noninterest income (Non-GAAP)	7,111	6,806	6,264	5,143	5,691
Operating noninterest expense (Non-GAAP)	(25,279)	(25,061)	(22,845)	(20,425)	(19,361)
Operating PTPP earnings (Non-GAAP)	$11,950	$11,600	$13,801	$11,615	$12,590

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.76%	0.77%	1.00%	1.01%	1.19%
Operating PTPP return on average assets (Non-GAAP)[4]	1.05%	1.03%	1.39%	1.30%	1.52%
Return on average tangible common equity (Non-GAAP)[5]	10.39%	8.18%	12.84%	12.54%	14.41%
Operating return on average shareholders' equity (Non-GAAP)[6]	8.14%	8.09%	10.01%	9.83%	11.05%
Operating return on average tangible common equity (Non-GAAP)[7]	10.80%	10.70%	13.26%	12.93%	14.53%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	69.08%	75.89%	63.53%	64.91%	60.92%
Adjustment for taxable equivalent yields	(0.31)%	(0.32)%	(0.25)%	(0.30)%	(0.28)%
Adjustment for securities gains (losses)	—%	—%	(0.08)%	—%	—%
Adjustment for merger related income and costs	(1.17)%	(7.50)%	(1.10)%	(1.15)%	(0.33)%
Operating efficiency ratio (Non-GAAP)	67.60%	68.07%	62.10%	63.46%	60.31%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PTPP return on average assets (Non-GAAP) is the annualized operating PTPP earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2022	2021	2021	2021	2021
Tangible Common Equity:
Shareholders' equity (GAAP)	$420,042	$429,430	$424,720	$373,393	$364,058
Less goodwill and other intangible assets	105,215	105,852	104,930	90,966	86,350
Tangible common equity (Non-GAAP)	$314,827	$323,578	$319,790	$282,427	$277,708

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$427,945	$426,808	$392,798	$369,325	$360,919
Less average goodwill and other intangible assets	105,617	104,193	96,250	88,551	86,424
Average tangible common equity (Non-GAAP)	$322,328	$322,615	$296,548	$280,774	$274,495

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$24.86	$25.56	$25.28	$24.71	$24.10
Adjustment due to goodwill and other intangible assets	(6.23)	(6.30)	(6.25)	(6.02)	(5.71)
Tangible book value per common share (Non-GAAP)[1]	$18.64	$19.26	$19.03	$18.69	$18.39

Tangible Common Equity to Tangible Assets:
Total Assets	$4,718,579	$4,611,579	$4,384,031	$3,654,356	$3,557,203
Less goodwill and other intangibles	105,215	105,852	104,930	90,966	86,350
Tangible Assets (Non-GAAP):	$4,613,364	$4,505,727	$4,279,101	$3,563,390	$3,470,853
Tangible common equity to tangible assets (Non-GAAP)	6.82%	7.18%	7.47%	7.93%	8.00%

1Tangible book value per share is computed by dividing total stockholder's equity, less goodwill and other intangible assets by common shares outstanding.